Exhibit 99.1

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(410) 951-4800	Media: Andy Maas
(212) 850-5600

Jorge Celaya Becomes Chief Financial Officer.

Catherine Freeman Named Senior Vice President, Controller and Chief Accounting Officer

BALTIMORE, MD, November 12, 2007 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, said today that, effective immediately, Jorge Celaya had become Executive Vice President and Chief Financial Officer (principal financial officer) of the Company following the previously announced retirement of Theodore Pincus as Co-Chief Financial Officer (principal financial officer) that is effective today.

Also today, Catherine Freeman joined the Company as Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer). From April 2004 to July 2007, Ms. Freeman, age 51, held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation. From August 2001 to March 2004, she was Vice President and Corporate Controller of World Kitchen, Inc., and from 1983 to March 2001, held various finance and accounting positions with Fort James Corporation. In her new role, she succeeds Charles Boryenace who is retiring as Vice President and Controller (principal accounting officer) effective today.

Commenting on these developments, FTI President and CEO, Jack Dunn, said: “FTI’s strength always has been and always will be its great people. We were blessed to have people like Ted and Chuck come along at just the right time in our history to help us take FTI from an idea to a multi-dimensional, multi-national organization with operations in 22 countries and almost a billion dollars in revenue. We are equally fortunate to have Jorge and Cathy join us in our efforts to seek the next level. I thank them all for being part of our company.

In other Company news, Jeffrey Gabriel was named the Company’s Vice President—Tax and Ronald Reno joined the Company as its Vice President -Treasurer.

About FTI Consulting

FTI Consulting is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 2,400 professionals located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks including statements related our future financial results. There can be no assurance that actual results will not differ from the company’s expectations. The Company has experienced fluctuating revenue, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. As a result of these possible fluctuations, the Company’s actual results may differ from our projections. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.